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                                                                  Exhibit 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 2001 relating to the financial statements of Avant Immunotherapeutics, Inc., which appears in Avant Immunotherapeutic's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
July 5, 2001